UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2005

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

 (Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2005, Monaco Coach Corporation (the “Company”) entered into a Third Amended and Restated Credit Agreement among the Company, the subsidiaries of the Company party thereto as co-borrowers, the lenders party thereto from time to time, U.S. Bank National Association, as Administrative Lender, Swingline Lender and L/C Bank, and Bank of America, N. A., as Syndication Agent (the “Credit Agreement”).  The Credit Agreement terminated and replaced that certain Second Amended and Restated Credit Agreement, dated as of November 17, 2004, among the Company, the subsidiaries of the Company party thereto as co-borrowers, the lenders party thereto from time to time, U.S. Bank National Association, as Administrative Lender, Swingline Lender and L/C Bank and Bank of America, N.A., as Syndication Agent.  The Credit Agreement provides for a $105.0 million revolving credit facility, based on the Company’s accounts receivable and inventories, with a $5.0 million letter of credit sublimit, and a $40.0 million term loan facility.  The Credit Agreement includes a one time option to increase the size of the revolving credit facility by $25.0 million to $130.0 million, subject to availability of additional lender commitments.  The proceeds from the facility have been used to consummate the acquisitions described under Item 2.01 of this report and for working capital, the issuance of commercial and standby letters of credit, and other general corporate purposes.  As of November 21, 2005 there were outstanding loans in an aggregate principal amount of $76,651,572 and letters of credit have been issued and were outstanding in an aggregate principal amount of $2,838,000.

Interest on the loans, in the case of prime rate loans, is payable monthly in arrears and, in the case of LIBOR loans, at the end of each interest period (but not less often than quarterly), and will be based on a rate equal to U.S. Bank’s prime rate or LIBOR, plus an applicable margin, ranging from 0% to 0.75% in the case of prime rate loans, and from 0.875% to 2% in the case of LIBOR loans, that is based on the Company’s Leverage Ratio, as such term is defined in the Credit Agreement.  Principal and all accrued and unpaid interest on the revolving facility is due on the maturity date of November 17, 2009.  Principal on the term loan is repayable in quarterly installments of $1,428,572, beginning April 1, 2006, with the remaining principal and all accrued and unpaid interest due on the maturity date of November 18, 2010.

The Company and its subsidiaries’ obligations under the credit facility are secured by:

•                  substantially all of the Company’s assets; and

•                  substantially all of the assets of the Company’s subsidiaries that are co-borrowers under the Credit Agreement.

The credit facility requires the Company to comply with a maximum leverage ratio, a minimum current ratio, a minimum debt service coverage ratio and a minimum tangible net worth.  Additionally, the credit facility contains typical affirmative covenants for a credit facility of this size and nature.  Further, the credit facility contains negative covenants limiting the ability of the Company and its subsidiaries, among other things, to incur debt, grant liens, make certain restricted payments, make acquisitions, make certain investments and sell assets.  The credit facility contains events of default that include payment defaults, inaccuracy of representations and warranties, breaches of covenants, cross defaults with certain other indebtedness, material judgments, insolvency events and events constituting a change of control.  Upon the occurrence and during the continuance of an event of default, interest on the obligations will accrue at an increased rate and the lenders may accelerate the Company’s and its subsidiaries’ obligations under the Credit Agreement; however, acceleration will be automatic in the case of bankruptcy and insolvency events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 18, 2005, R-Vision Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser”), completed the purchase (the “Purchase”) of all of the issued and outstanding shares of capital stock of R-Vision, Inc., an Indiana corporation (“R-Vision”) and all of the outstanding membership interests of R-Vision Motorized LLC, an Indiana limited liability company (“R-Vision Motorized”), Roadmaster LLC, an Indiana limited liability company (“Roadmaster”) and Bison Manufacturing, LLC, an Indiana limited liability company (“Bison”), pursuant to the Stock and Unit Purchase Agreement dated as of November 9, 2005, as amended (the “Purchase Agreement”), by and among the Company, the Purchaser, William L. Warrick, Arlen J. Paul, Dennis Bailey, William Devos, Ruth A. Hollingsworth, Shannon E. Warrick, Bradford J. Warrick, William Lewis Warrick, Jodie D. Warrick, Helen L. Krizman, Warrick LP, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Shannon Elizabeth Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of William Lewis Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Bradford James Warrick, and William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Jodie Dawn Warrick, (sometimes referred to singly as “Seller” and collectively as “Sellers”), R-Vision, A.J.P. R.V., Inc., an Indiana corporation (“AJP”), R-Vision Motorized, Roadmaster and Bison (R-Vision, R-Vision Motorized, Roadmaster and Bison are collectively called the “R-Vision Group”) and William L. Warrick as representative of the Sellers (the “Sellers’ Representative”).  Pursuant to the terms of the Purchase Agreement, R-Vision, R-Vision Motorized, Roadmaster and Bison will become indirect wholly-owned subsidiaries of the Company.

On November 18, 2005, Purchaser, the Company, AJP and the Sellers’ Representative entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the parties agreed to amend the Purchase Agreement and Purchaser agreed to purchase, and AJP agreed to sell, certain assets of AJP, primarily consisting of real property interests (the “Asset Purchase” and together with the Purchase, the “Transaction”).  Also on November 18, 2005, the parties to the Asset Purchase Agreement consummated the Asset Purchase, concurrently with the closing of the Purchase.

The aggregate consideration for all the equity interests of the R-Vision Group and the assets of AJP purchased pursuant to the Asset Purchase Agreement is $60,000,000, less the amount of any outstanding indebtedness for borrowed money of the R-Vision Group and AJP and certain other payments of the R-Vision Group and AJP in connection with the closing of the Transaction (the “Purchase Price”), subject to adjustment based on the net book value of the R-Vision Group and AJP as of the closing of the Transaction.  The Company used working capital and funds available under the Credit Agreement to finance the Purchase Price.  A copy of the Credit Agreement is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

The foregoing description of the transactions consummated pursuant to the Purchase Agreement and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Asset Purchase Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Description
2.1

Stock and Unit Purchase Agreement dated November 9, 2005, by and among the Company, R-Vision Holdings LLC, William L. Warrick, Arlen J. Paul, Dennis Bailey, William Devos, Ruth A. Hollingsworth, Shannon E. Warrick, Bradford J. Warrick, William Lewis Warrick, Jodie D. Warrick, Helen L. Krizman, Warrick LP, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Shannon Elizabeth Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of William Lewis Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Bradford James Warrick, and William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Jodie Dawn Warrick, R-Vision, Inc., R-Vision Motorized LLC, Roadmaster LLC, Bison Manufacturing, LLC and A.J.P. R.V., Inc. and William L. Warrick as Sellers’ Representative

2.2	Asset Purchase Agreement dated November 18, 2005, by and among the Company, R-Vision Holdings LLC, A.J.P. R.V., Inc., and William L. Warrick as Sellers’ Representative
10.1

Third Amended and Restated Credit Agreement dated November 18, 2005, by and among the Company, the subsidiaries of the Company party thereto as co-borrowers, the lenders party thereto from time to time, U.S. Bank National Association, as Administrative Lender, Swingline Lender and L/C Bank, and Bank of America, N. A., as Syndication Agent

EXHIBIT INDEX

Exhibit Number	Description
2.1

Stock and Unit Purchase Agreement dated November 9, 2005, by and among the Company, R-Vision Holdings LLC, William L. Warrick, Arlen J. Paul, Dennis Bailey, William Devos, Ruth A. Hollingsworth, Shannon E. Warrick, Bradford J. Warrick, William Lewis Warrick, Jodie D. Warrick, Helen L. Krizman, Warrick LP, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Shannon Elizabeth Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of William Lewis Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Bradford James Warrick, and William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Jodie Dawn Warrick, R-Vision, Inc., R-Vision Motorized LLC, Roadmaster LLC, Bison Manufacturing, LLC and A.J.P. R.V., Inc. and William L. Warrick as Sellers’ Representative

2.2	Asset Purchase Agreement dated November 18, 2005, by and among the Company, R-Vision Holdings LLC, A.J.P. R.V., Inc., and William L. Warrick as Sellers’ Representative
10.1

Third Amended and Restated Credit Agreement dated November 18, 2005, by and among the Company, the subsidiaries of the Company party thereto as co-borrowers, the lenders party thereto from time to time, U.S. Bank National Association, as Administrative Lender, Swingline Lender and L/C Bank, and Bank of America, N. A., as Syndication Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: November 23, 2005	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer